UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS.

     The annual meeting of shareholders for 2014 of Midwest Holding Inc. (the “Company”) was scheduled to be held on Tuesday, June 10, 2014 (the “Meeting”), at 10:00 a.m. Central Daylight Time.

     At least a majority of the Company’s common stock outstanding on the record date for the Meeting was required to be represented at the Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business at the Meeting. A quorum was not in attendance at the scheduled time of the Meeting and, therefore, the Company adjourned the Meeting. At the Meeting, in accordance with the bylaws of the Company and Nebraska corporate law, the Company announced that the Meeting would be reconvened at the Company’s offices, 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, on Monday, June 30, 2014, at 10:00 a.m. Central Daylight Time.

     During the period of the adjournment, the Company will continue to solicit proxies from its stockholders. Stockholders who have already voted need not take any action, although they may change their vote by executing a new proxy, revoking a previously given proxy, or attending the Meeting when it reconvenes on June 30, 2014 and voting in person. Stockholders who have not yet voted or wish to change their votes, may vote by mail or through the Internet using the instructions provided in the proxy materials previously sent to them by the Company.

     No changes have been made in the proposals to be voted on by stockholders at the Meeting. There have been no changes in the Company's proxy statement dated April 30, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: June 11, 2014	Title:	Chief Executive Officer